                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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
      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                   ALLIANT ENERGY CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------
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

2001
NOTICE OF ANNUAL MEETING


ALLIANT ENERGY CORPORATION
PROXY STATEMENT











YOUR VOTE IS IMPORTANT                             [ALLIANT ENERGY LOGO]

                           ALLIANT ENERGY CORPORATION

                         ANNUAL MEETING OF SHAREOWNERS

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
                          DATE:      MAY 23, 2001

                          TIME:      1:00 PM, CENTRAL DAYLIGHT SAVINGS TIME

                      LOCATION:      EXHIBITION HALL
                                     ALLIANT ENERGY CENTER OF DANE COUNTY
                                     1919 ALLIANT ENERGY CENTER WAY
                                     (INTERSECTION OF JOHN NOLEN DRIVE AND
                                     RIMROCK ROAD)
                                     MADISON, WISCONSIN

                         SHAREOWNER INFORMATION NUMBERS

            LOCAL CALLS (MADISON, WI AREA) ............ 608-252-3110

            TOLL FREE NUMBER .......................... 800-356-5343

[ALLIANT ENERGY LOGO]

                                               Alliant Energy Corporation
                                               222 West Washington Avenue
                                               P. O. Box 2568
                                               Madison, WI 53701-2568
                                               Phone: 608-252-3110

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Alliant Energy Corporation Shareowner:

On Wednesday, May 23, 2001, Alliant Energy Corporation (the "Company") will hold its 2001 Annual Meeting of Shareowners in the Exhibition Hall at the Alliant Energy Center of Dane County, 1919 Alliant Energy Center Way, Madison, Wisconsin located at the intersection of John Nolen Drive and Rimrock Road. The meeting will begin at 1:00 p.m. Central Daylight Savings Time.

Only shareowners of record at the close of business on March 27, 2001 may vote at this meeting. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be assured. At the meeting, the Company's shareowners will:

    1. Elect four directors for terms expiring at the 2004 Annual Meeting of Shareowners; and

    2.  Attend to any other business properly presented at the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If your shares are registered directly with the Company's Shareowner Services Department, then you may vote these shares by telephone, Internet or fax. Instructions for voting by these convenient methods are shown on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage paid envelope.

A copy of the 2000 Annual Report of the Company is enclosed.

                                          By Order of the Board of Directors

                                          /s/ Edward M. Gleason

                                          EDWARD M. GLEASON
                                          Vice President -- Treasurer and
                                          Corporate Secretary

Dated, mailed and made available on the
Internet on or about April 3, 2001

                               TABLE OF CONTENTS

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
Questions and Answers.......................................    3

Election of Directors.......................................    7

       Nominees.............................................    7

       Continuing Directors.................................    8

Meetings and Committees of the Board........................   10

Compensation of Directors...................................   12

Ownership of Voting Securities..............................   14

Compensation of Executive Officers..........................   16

       Summary Compensation Table...........................   16

Stock Options...............................................   18

       Stock Option Grants in 2000..........................   18

       Option Values at December 31, 2000...................   19

Long-Term Incentive Awards..................................   20

       Long-Term Incentive Awards in 2000...................   20

Certain Agreements and Transactions.........................   21

Retirement and Employee Benefit Plans.......................   23

Report of the Compensation and Personnel Committee on
Executive Compensation......................................   27

Report of the Audit Committee...............................   31

Comparison of Five Year Cumulative Total Return.............   32

Section 16(a) Beneficial Ownership Reporting Compliance.....   33

Exhibit A -- Audit Committee Charter........................   34

2
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                             QUESTIONS AND ANSWERS

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
 1.   Q:  WHY AM I RECEIVING THESE MATERIALS?
      A:  The Board of Directors of Alliant Energy Corporation (the
          "Company") is providing these proxy materials to you in connection with the Company's Annual Meeting of Shareowners
          (the "Annual Meeting"), which will take place on Wednesday, May 23, 2001. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposal described in this proxy statement.

 2.   Q:  WHAT IS ALLIANT ENERGY CORPORATION?
      A: The Company is a public utility holding company whose first tier subsidiaries include Wisconsin Power and Light Company
          ("WP&L"), IES Utilities Inc. ("IES"), Interstate Power
          Company ("IPC"), Alliant Energy Resources, Inc. ("AER") and
          Alliant Energy Corporate Services, Inc. ("Alliant Energy
          Corporate Services"). IES and IPC have entered into an agreement and plan of merger pursuant to which IPC would merge with and into IES as the surviving corporation.
          Subject to regulatory and IES and IPC shareowner approval, the merger is expected to close in the second quarter of 2001.

 3.   Q:  WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
      A: Only shareowners of record at the close of business on March 27, 2001 are entitled to vote at the Annual Meeting.
          As of the record date, 79,055,349 shares of the Company's common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of the Company's common stock held on the record date.

 4.   Q:  WHAT MAY I VOTE ON AT THE ANNUAL MEETING?
      A: You may vote on the election of four nominees to serve on the Company's Board of Directors for terms expiring at the Annual Meeting of Shareowners in the year 2004.

 5.   Q:  HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE?
      A:  The Board of Directors recommends that you vote your shares
          FOR each of the nominees.

 6.   Q:  HOW CAN I VOTE MY SHARES?
      A: You may vote either in person at the Annual Meeting or by appointing a proxy. If your shares are registered directly with the Company's Shareowner Services Department, then you have four options to appoint a proxy:

              - by telephone;
              - by Internet;
              - by faxing the proxy card; or
              - by mailing the proxy card.

          Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other record holder, then you may vote by the methods your bank or broker makes available, in which case the bank or broker will include instructions with this proxy statement. If you vote by the Internet or fax, then you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that you must bear. Appointing a proxy will not affect your right to vote your shares if you attend the Annual Meeting and desire to vote in person.


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
 7.   Q:  HOW ARE VOTES COUNTED?
      A: In the election of directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more nominees. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees.

 8.   Q:  CAN I CHANGE MY VOTE?
      A:  You have the right to revoke your proxy at any time before the Annual Meeting by:

              - providing written notice to the Corporate Secretary of the Company and voting in person at the Annual Meeting;
                or
              - appointing a new proxy prior to the start of the
                Annual Meeting.

          Attendance at the Annual Meeting will not cause your previously appointed proxy to be revoked unless you specifically so request in writing.

 9.   Q:  WHAT SHARES ARE INCLUDED ON THE PROXY CARD(S)?
      A: Your proxy card(s) covers all of your shares of the Company's common stock, including any shares held in your account under the Company's Shareowner Direct Plan. For present or past employees of IES, your proxy includes any shares held in your account under the IES Utilities Employee
          Stock Ownership Plan.

10.   Q:  HOW IS THE COMPANY'S COMMON STOCK HELD FOR EMPLOYEES IN THE
          ALLIANT ENERGY CORPORATION 401(K) SAVINGS PLAN VOTED?
      A: For shares held in the 401(k) Savings Plan, you will receive a separate form of proxy from the trustee of the Plan.

11.   Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
      A: If your shares are registered differently and are in more than one account, then you will receive more than one card.
          Be sure to vote all of your accounts to ensure that all of your shares are voted. The Company encourages you to have all accounts registered in the same name and address
          (whenever possible). You can accomplish this by contacting the Company's Shareowner Services Department at the
          Shareowner Information Numbers shown at the front of this proxy statement.

12.   Q:  WHO MAY ATTEND THE ANNUAL MEETING?
      A: All shareowners who owned shares of the Company's common stock on March 27, 2001 may attend the Annual Meeting. You will be asked to indicate whether you plan to attend the Annual Meeting when voting electronically, or you may indicate on the reservation portion of the enclosed proxy card your intention to attend the Annual Meeting and return it with your signed proxy.

13.   Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
      A: The Board of Directors of the Company does not know of any business to be considered at the 2001 Annual Meeting other than the election of four directors. If any other business is properly presented at the Annual Meeting, your proxy gives Erroll B. Davis, Jr., the Company's Chairman,
          President and Chief Executive Officer, and Edward M.
          Gleason, the Company's Vice President-Treasurer and
          Corporate Secretary, authority to vote on such matters in their discretion.


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14.   Q:  WHERE AND WHEN WILL I BE ABLE TO FIND THE RESULTS OF THE
          VOTING?
      A:  The results of the voting will be announced at the Annual
          Meeting. You may also call the Company's Shareowner Services
          Department at the Shareowner Information Numbers shown at
          the front of this proxy statement for the results. The
          Company will also publish the final results in its Quarterly
          Report on Form 10-Q for the second quarter of 2001 to be
          filed with the Securities and Exchange Commission.

15.   Q:  ARE THE COMPANY'S 2000 ANNUAL REPORT AND THESE PROXY
          MATERIALS AVAILABLE ON THE INTERNET?
      A: Yes. You can access the Company's home page at WWW.ALLIANT-ENERGY.COM to view the 2000 Annual Report and these proxy materials.

16.   Q:  HOW CAN I ACCESS FUTURE PROXY MATERIALS AND ANNUAL REPORTS
          ON THE INTERNET?
      A: The Company is offering you the opportunity to consent to access its future notices of shareowner meetings, proxy materials and annual reports electronically through the Company's Web site. If you are a shareowner of record, you can consent to access these materials electronically to allow the Company to save the cost of producing and mailing these materials by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you consent to access these materials over the Internet, then you will receive a proxy card in the mail next year with instructions containing the Internet address to access those materials.
          However, you will not receive those materials by mail. Your consent will remain in effect unless it is revoked by calling or writing the Company's Shareowner Services
          Department at the Shareowner Information Numbers shown at the front of this proxy statement or at the address of the Company shown on the first page of this proxy statement. If you hold your stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. If you consent to electronic access, then you will be responsible for your usual Internet related charges (e.g., online fees, telephone charges) in connection with electronic viewing and printing of proxy materials and annual reports. The Company will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.

17.   Q:  WHEN ARE SHAREOWNER PROPOSALS FOR THE 2002 ANNUAL MEETING
          DUE?
      A: All shareowner proposals to be considered for inclusion in the Company's proxy statement for the 2002 Annual Meeting must be received at the principal office of the Company by December 4, 2001. In addition, any shareowner who intends to present a proposal from the floor at the 2002 Annual Meeting must submit the proposal in writing to the Corporate
          Secretary of the Company no later than February 17, 2002, which must be accompanied by the information required by the Company's Bylaws. A proposal may be presented from the floor only after the Company's Board of Directors has determined that it is a proper matter for consideration under the Company's Bylaws.

18.   Q:  WHO ARE THE INDEPENDENT AUDITORS OF THE COMPANY AND HOW ARE
          THEY APPOINTED?
      A: The Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditors for 2001. Arthur Andersen
          LLP acted as independent auditors for the Company in 2000.
          Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                                                                               5
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19.   Q:  WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE ANNUAL
          MEETING?
      A.  The Company will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the
          solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company's
          officers and employees who will not receive any additional compensation for these solicitation activities. The Company will pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy materials to their principals.

                             ELECTION OF DIRECTORS

Four directors will be elected this year for terms expiring in 2004. The nominees for election as selected by the Nominating and Governance Committee of the Company's Board of Directors are: Jack B. Evans, Joyce L. Hanes, David A.
Perdue and Judith D. Pyle. Each of the nominees is currently serving as a director of the Company. Each person elected as director will serve until the Annual Meeting of Shareowners of the Company in 2004 or until his or her successor has been duly elected and qualified.

Directors will be elected by a plurality of the votes cast at the meeting
(assuming a quorum is present). Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are unable to serve, or for good reason will not serve, a contingency not now anticipated.

Brief biographies of the director nominees and continuing directors follow.
These biographies include their age (as of December 31, 2000), an account of their business experience and the names of publicly-held and certain other corporations of which they are also directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.

NOMINEES

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
            JACK B. EVANS                              Director Since 2000
[PHOTO]     Age 52                                      Nominated Term Expires in 2004
            Mr. Evans is a director and since 1996 has served as President of The Hall-Perrine Foundation, a private philanthropic corporation in Cedar Rapids, Iowa. Previously, Mr. Evans was President and Chief Operating Officer of SCI Financial
            Group, Inc., a regional financial services firm. Mr. Evans is a director of Gazette Communications, the Federal Reserve
            Bank of Chicago and Nuveen Institutional Advisory Corp., and Vice Chairman and a director of United Fire and Casualty
            Company. Mr. Evans has served as a director of IES, IPC, WP&L and AER since 2000. Mr. Evans is Chairperson of the Audit
            Committee.

            JOYCE L. HANES                            Director Since 1998
[PHOTO]     Age 68                                      Nominated Term Expires in 2004
            Ms. Hanes has been a director of Midwest Wholesale, Inc., a products wholesaler in Mason City, Iowa, since 1970 and
            Chairman of the Board since December 1997, having previously served as Chairman from 1986 to 1988. She is a director of
            Iowa Student Loan Liquidity Corp. Ms. Hanes has served as a director of IPC since 1982 and of WP&L, IES and AER since
            1998.

            DAVID A. PERDUE                            Director Since 2001
[PHOTO]     Age 51                                      Nominated Term Expires in 2004
            Mr. Perdue is President of the Reebok brand for Reebok International Limited, a designer, distributor and marketer of footwear, apparel and sports equipment, located in Canton, Massachusetts. Prior to joining Reebok in 1998, Mr. Perdue was Senior Vice President of Operations at Haggar, Inc. He was appointed to serve as a director of the Company, IES,
            IPC, WP&L and AER as of February 15, 2001.


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
            JUDITH D. PYLE                             Director Since 1992
[PHOTO]     Age 57                                      Nominated Term Expires in 2004
            Ms. Pyle is Vice Chair of The Pyle Group, a financial services company located in Madison, Wisconsin. Prior to assuming her current position, Ms. Pyle served as Vice Chairman and Senior Vice President of Corporate Marketing of Rayovac
            Corporation (a battery and lighting products manufacturer), Madison, Wisconsin. In addition, Ms. Pyle is Vice Chairman of Georgette Klinger, Inc. and a director of Uniek, Inc. Ms. Pyle has served as a director of WP&L since 1994, of AER since 1992 and of IES and IPC since 1998. Ms. Pyle is Chairperson of the Compensation and Personnel Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

CONTINUING DIRECTORS

            ALAN B. ARENDS                            Director Since 1998
[PHOTO]     Age 67                                      Term Expires in 2002
            Mr. Arends is Chairman of the Board of Directors of Alliance Benefit Group Financial Services Corp., Albert Lea,
            Minnesota, an employee benefits company that he founded in 1983. He has served as a director of IPC since 1993 and of
            WP&L, IES and AER since 1998.

            ERROLL B. DAVIS, JR.                        Director Since 1982
[PHOTO]     Age 56                                      Term Expires in 2003
            Mr. Davis has been President of the Company since January 1990 and was elected President and Chief Executive Officer in
            July 1990. He was elected Chairman of the Board in April 2000. Mr. Davis joined WP&L in August 1978 and was elected
            President of WP&L in July 1987. He was elected President and Chief Executive Officer of WP&L in August 1988. Mr. Davis
            has also served as Chief Executive Officer of AER, IES and IPC since 1998. He is a member of the Boards of Directors of
            BP Amoco p.l.c., PPG Industries, Inc., Electric Power Research Institute and the Edison Electric Institute. Mr. Davis
            has served as a director of WP&L since 1984, of AER since 1988 and of IES and IPC since 1998.

            LEE LIU                                      Director Since 1998
[PHOTO]     Age 67                                      Term Expires in 2003
            Mr. Liu served as Chairman of the Board of the Company from April 1998 until April 2000 in accordance with the terms of his employment agreement. He was Chairman of the Board and Chief Executive Officer of IES Industries Inc. (a predecessor to the Company) and Chairman of the Board and Chief Executive Officer of IES prior to 1998. Mr. Liu held a number of professional, management and executive positions after joining Iowa Electric Light and Power Company (later known as
            IES) in 1957. He is a director of Principal Financial Group and Eastman Chemical Company. Mr. Liu has served as a director of IES (or predecessor companies) since 1981 and of WP&L, IPC and AER since 1998.


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            KATHARINE C. LYALL                         Director Since 1994
[PHOTO]     Age 59                                      Term Expires in 2002
            Ms. Lyall is President of the University of Wisconsin System in Madison, Wisconsin. In addition to her administrative position, she is a professor of economics at the University. She serves on the Boards of Directors of the Kemper
            National Insurance Companies, M&I Corporation and the Carnegie Foundation for the Advancement of Teaching. Ms. Lyall has
            served as a director of WP&L since 1986, of AER since 1994 and of IES and IPC since 1998.

            ROBERT W. SCHLUTZ                        Director Since 1998
[PHOTO]     Age 64                                      Term Expires in 2003
            Mr. Schlutz is President of Schlutz Enterprises, a diversified farming and retailing business in Columbus Junction,
            Iowa. Mr. Schlutz has served as a director of IES (or predecessor companies) since 1989 and of WP&L, IPC and AER since
            1998. Mr. Schlutz is Chairperson of the Environmental, Nuclear, Health and Safety Committee.

            WAYNE H. STOPPELMOOR                   Director Since 1998
[PHOTO]     Age 66                                      Term Expires in 2003
            Mr. Stoppelmoor served as Vice Chairman of the Board of the Company from April 1998 until April 2000 in accordance with the terms of his consulting agreement. Prior to 1998, he was Chairman, President and Chief Executive Officer of IPC. He
            retired as President of IPC in 1996 and as Chief Executive Officer in 1997. Mr. Stoppelmoor has served as a director of
            IPC since 1986 and of WP&L, IES and AER since 1998.

            ANTHONY R. WEILER                        Director Since 1998
[PHOTO]     Age 64                                      Term Expires in 2002
            Mr. Weiler is a consultant for several home furnishings organizations. Prior to assuming his current position,
            Mr. Weiler had been a Senior Vice President for Heilig-Meyers Company, a national furniture retailer headquartered in
            Richmond, Virginia. He is a director of the Retail Home Furnishings Foundation. Mr. Weiler has served as a director of
            IES (or predecessor companies) since 1979 and of WP&L, IPC and AER since 1998. Mr. Weiler is Chairperson of the
            Nominating and Governance Committee.

RETIRING DIRECTORS

Rockne G. Flowers will turn 70 years of age on April 6, 2001. Milton E. Neshek turned 70 years of age on October 26, 2000. Pursuant to the mandatory retirement provisions in the Company's Bylaws, Mr. Flowers and Mr. Neshek will retire as directors on the date of the Annual Meeting.

In addition, Arnold M. Nemirow has indicated his intent, as a result of his other time commitments, to resign as a director effective as of the Annual Meeting.

The Company expresses its most sincere thanks and appreciation to Messrs. Flowers, Neshek and Nemirow for their many years of service to the Company and for their valued advice and guidance.

                      MEETINGS AND COMMITTEES OF THE BOARD

The full Board of Directors of the Company considers all major decisions of the Company. However, the Board has established standing Audit; Compensation and Personnel; Environmental, Nuclear, Health and Safety; Nominating and Governance; and Capital Approval Committees so that certain important matters can be addressed in more depth than may be possible in a full Board meeting. The following is a description of each of these committees:

AUDIT COMMITTEE

The Audit Committee held two meetings in 2000. The Committee currently consists of J. B. Evans (Chair), A. B. Arends, K. C. Lyall, J. D. Pyle and M. E. Neshek. The Audit Committee recommends to the Board the appointment of independent auditors; reviews the reports and comments of the independent auditors; reviews the activities and reports of the Company's internal audit staff; and, in response to the reports and comments of both the independent auditors and internal auditors, recommends to the Board any action which the Committee considers appropriate.

COMPENSATION AND PERSONNEL COMMITTEE

The Compensation and Personnel Committee held three meetings in 2000. The Committee currently consists of J. D. Pyle (Chair), A. B. Arends, J. B. Evans,
A. M. Nemirow and D. A. Perdue. This Committee sets executive compensation policy; administers the Company's Long-Term Equity Incentive Plan; reviews the performance of and approves salaries for officers and certain other management personnel; reviews and recommends to the Board new or changed employee benefit plans; reviews major provisions of negotiated employment contracts; and reviews human resource development programs.

ENVIRONMENTAL, NUCLEAR, HEALTH AND SAFETY COMMITTEE

The Environmental, Nuclear, Health and Safety Committee held two meetings in 2000. The Committee currently consists of R. W. Schlutz (Chair), J. L. Hanes,
M. E. Neshek, D. A. Perdue and A. R. Weiler. The Committee's responsibilities are to review environmental policy and planning issues of interest to the Company, including matters involving the Company before environmental regulatory agencies and compliance with air, water and waste regulations. In addition, the Committee reviews policies and operating issues related to the Company's nuclear generating station investments including planning and funding for decommissioning of the plants. The Committee also reviews health and safety related policies, activities and operational issues as they affect employees, customers and the general public.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee held three meetings in 2000. The Committee currently consists of A. R. Weiler (Chair), R. G. Flowers, J. L. Hanes, K. C. Lyall and R. W. Schlutz. This Committee's responsibilities include recommending and nominating new members of the Board; recommending committee assignments and committee chairpersons; evaluating overall Board effectiveness; preparing an annual report on Chief Executive Officer effectiveness; and considering and developing recommendations to the Board of Directors on other corporate governance issues. In nominating persons for election to the Board, the Nominating and Governance Committee will consider nominees recommended by shareowners. Any shareowner wishing to make a recommendation should write to the Corporate Secretary of the Company, who will forward all recommendations to the Committee. The Company's Bylaws also provide for shareowner nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the Bylaws) in writing to the Corporate Secretary of the Company.

CAPITAL APPROVAL COMMITTEE

The Capital Approval Committee held no meetings in 2000. The Committee currently consists of J. B. Evans, J. D. Pyle and A. R. Weiler. The purpose of this Committee is the evaluation of certain investment proposals where (i) an iterative bidding process is required and/or (ii) the required timelines for such a proposal would not permit the proposal to be brought before a regular meeting of the Board of Directors and/or a special meeting of the full Board of Directors is not practical or merited.

The Board of Directors held seven meetings during 2000. Each director attended at least 80% of the aggregate number of meetings of the Board and Board committees on which he or she served.

The Board and each committee conducts performance evaluations annually to determine its effectiveness and suggests improvements for consideration and implementation. In addition, Mr. Davis' performance as Chief Executive Officer is also evaluated by the full Board on an annual basis.

                           COMPENSATION OF DIRECTORS

No retainer fees are paid to Messrs. Davis and Stoppelmoor for their service on the Company's Board of Directors. In 2000, all other directors (the "non-employee directors"), each of whom serve on the Boards of the Company, IES, IPC, WP&L and AER, received an annual retainer of $45,000 for service on all five Boards consisting of $25,000 in cash and $20,000 in Company common stock. Travel expenses are paid for each meeting day attended. Beginning in 2001, the annual retainer for each non-employee director has been changed to $25,000 in cash and 1,000 shares of Company common stock for service on all five Boards. The directors have the option to receive each amount outright (in cash and stock), to have each amount deposited to their Shareowner Direct Plan account or to a directors' Deferred Compensation Account or any combination thereof. Effective April 21, 2001, Mr. Stoppelmoor's existing consulting contract will expire and he will be eligible to receive compensation as a non-employee director on a prorated basis for 2001.

DIRECTOR'S DEFERRED COMPENSATION PLAN

Under the Director's Deferred Compensation Plan, directors may elect to defer all or part of their retainer fee. Amounts deposited to a Deferred Compensation Interest Account receive an annual return based on the A-Utility Bond Rate with a minimum return no less than the prime interest rate published in THE WALL STREET JOURNAL. The balance credited to a director's Deferred Compensation Interest Account as of any date will be the accumulated deferred cash compensation and interest that are credited to such account as of such date. Amounts deposited to a Company Stock Account, whether the cash portion or the stock portion of the director's compensation, are treated as though invested in the common stock of the Company and will be credited with dividends and those dividends will be reinvested. Annually, the director may elect that the Deferred Compensation Account will be paid in a lump sum or in annual installments for up to ten years, either in a designated year or upon retirement or resignation from the Board.

DIRECTOR'S CHARITABLE AWARD PROGRAM

The Company maintains a Director's Charitable Award Program for the members of its Board of Directors beginning after three years of service. The purpose of the Program is to recognize the interest of the Company and its directors in supporting worthy institutions, and to enhance the Company's director benefit program so that the Company is able to continue to attract and retain directors of the highest caliber. Under the Program, when a director dies, the Company will donate a total of $500,000 to one qualified charitable organization, or divide that amount among a maximum of four qualified charitable organizations, selected by the individual director. The individual director derives no financial benefit from the Program. All deductions for charitable contributions are taken by the Company, and the donations are funded by the Company through life insurance policies on the directors. Over the life of the Program, all costs of donations and premiums on the life insurance policies, including a return of the Company's cost of funds, will be recovered through life insurance proceeds on the directors. The Program, over its life, will not result in any material cost to the Company.

DIRECTOR'S LIFE INSURANCE PROGRAM

The Company maintains a split-dollar Director's Life Insurance Program for non-employee directors, beginning after three years of service, which provides a maximum death benefit of $500,000 to each eligible director. Under the split-dollar arrangement, directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Life Insurance Program is structured to pay a portion of the total death benefit to the Company to reimburse the Company for all costs of the program, including a return on its funds. The Life Insurance Program, over its life, will not result in any material cost to the Company. The imputed income allocations reported for each director in 2000 under the Director's Life Insurance Program were as follows:
A. B. Arends -- $50, R. G. Flowers -- $50, J. L. Hanes -- $50, K. C. Lyall --

$389, A. M. Nemirow -- $50, M. E. Neshek -- $975, J. D. Pyle -- $50, and A. R.
Weiler -- $50.

PENSION ARRANGEMENTS

Prior to April 1998, Mr. Liu participated in the IES Industries Inc. retirement plan, which plan has been transferred to Alliant Energy Corporate Services.
Mr. Liu's benefits under the plan have been "grandfathered" to reflect the benefit plan formula in effect in April 1998. See "Retirement and Employee Benefit Plans -- IES Industries Pension Plan."

Alliant Energy Corporate Services also maintains a non-qualified Supplemental Retirement Plan ("SRP") for eligible former officers of IES Industries Inc.
Mr. Liu participates in the SRP. The SRP generally provides for payment of supplemental retirement benefits equal to 75% of the officer's base salary in effect at the date of retirement, reduced by benefits receivable under the qualified retirement plan, for a period not to exceed 15 years following the date of retirement. The SRP also provides for certain death benefits to be paid to the officer's designated beneficiary and benefits if an officer becomes disabled under the terms of the qualified retirement plan.

CERTAIN AGREEMENTS

Mr. Liu had an employment agreement with the Company, pursuant to which Mr. Liu served as Chairman of the Board of the Company until April 2000. At that time, Mr. Liu retired as Chairman of the Board of the Company, although he continues to serve as a director. Mr. Liu's employment agreement provided that he receive an annual base salary of not less than $400,000, supplemental retirement benefits and the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation).

Mr. Stoppelmoor entered into a three-year consulting arrangement with the Company in April 1998. Under the terms of his consulting arrangement, Mr. Stoppelmoor received an annual fee of $324,500 during each of the first two years and is currently receiving a fee of $200,000 for the third year of the consulting period. Mr. Stoppelmoor is also entitled to participate in compensation plans equivalent to those provided the Company's Chairman of the Board and Chief Executive Officer during the consulting period, subject to approval by the Compensation and Personnel Committee of the Board.
Mr. Stoppelmoor is eligible to participate in the Director's Charitable Award Program and the Director's Life Insurance Program. His consulting arrangement provides that he will not be eligible to receive any other compensation otherwise payable to directors of the Company until the end of the three-year term on April 21, 2001. At that time, Mr. Stoppelmoor will be eligible to receive the annual director's compensation.

                         OWNERSHIP OF VOTING SECURITIES

Listed in the following table are the number of shares of the Company's common stock beneficially owned by the executive officers listed in the Summary Compensation Table and all nominees and directors of the Company, as well as the number of shares owned by directors and executive officers as a group as of March 1, 2001. The directors and executive officers of the Company as a group owned less than one percent of the outstanding shares of common stock on that date. To the Company's knowledge, no shareowner beneficially owned five percent or more of the Company's outstanding common stock as of December 31, 2000.

                                                                  SHARES
                                                               BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED(1)
------------------------                                      --------------
EXECUTIVES(2)
  William D. Harvey.........................................       75,815(3)
  James E. Hoffman..........................................       49,602(3)
  Eliot G. Protsch..........................................       77,715(3)
  Thomas M. Walker..........................................       36,893(3)

DIRECTOR NOMINEES
  Jack B. Evans.............................................       32,402(3)
  Joyce L. Hanes............................................        6,250(3)
  David A. Perdue...........................................        1,556(3)
  Judith D. Pyle............................................        9,440

DIRECTORS
  Alan B. Arends............................................        4,629(3)
  Erroll B. Davis, Jr.......................................      202,015(3)
  Rockne G. Flowers.........................................       16,423(4)
  Lee Liu...................................................      192,773(3)
  Katharine C. Lyall........................................       11,706
  Arnold M. Nemirow.........................................       14,564(3)(4)
  Milton E. Neshek..........................................       14,742(3)(4)
  Robert W. Schlutz.........................................        6,729(3)
  Wayne H. Stoppelmoor......................................      128,162(3)
  Anthony R. Weiler.........................................        6,962(3)

  All Executives and Directors as a Group
  34 people, including those listed above...................    1,263,893(3)

(1) Total shares of Company common stock outstanding as of December 31, 2000 were 79,010,114.

(2)  Stock ownership of Mr. Davis is shown with the directors.

(3) Included in the beneficially owned shares shown are indirect ownership interests with shared voting and investment powers: Mr. Harvey -- 2,210,
    Mr. Protsch -- 667, Mr. Davis -- 7,028, Ms. Hanes -- 514, Mr. Liu -- 9,755
    and Mr. Weiler -- 1,148; shares of common stock held in deferred compensation plans: Mr. Arends -- 1,862, Mr. Evans -- 2,402, Ms. Hanes -- 174, Mr. Nemirow -- 830, Mr. Neshek -- 1,261, Mr. Perdue -- 1,556,
    Mr. Schlutz -- 1,370, Mr. Weiler -- 1,862, Mr. Davis --

    6,187, Mr. Protsch -- 7,232, Mr. Harvey -- 4,069, Mr. Walker -- 5,166 (all
    executive officers and directors as a group -- 35,072); and stock options exercisable on or within 60 days of March 1, 2001: Mr. Davis -- 165,327, Mr. Liu -- 148,849, Mr. Stoppelmoor -- 119,201, Mr. Harvey -- 44,258,
    Mr. Hoffman -- 29,808, Mr. Protsch -- 44,258 and Mr. Walker -- 29,097 (all executive officers and directors as a group -- 865,376).

(4) Messrs. Flowers, Nemirow and Neshek will retire as directors at the Annual Meeting.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth the total compensation paid by the Company and its subsidiaries for all services rendered during 2000, 1999 and 1998 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------
                                         ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                         ---------------------------------------------------------------------------------
                                                                                 AWARDS           PAYOUTS
                                                                         ---------------------------------
                                                                                     SECURITIES
                                                                         RESTRICTED  UNDERLYING
NAME AND                                                 OTHER ANNUAL      STOCK       OPTIONS      LTIP       ALL OTHER
PRINCIPAL POSITION       YEAR  BASE SALARY  BONUS(1)   COMPENSATION(2)   AWARDS(3)   (SHARES)(4)  PAYOUTS   COMPENSATION(5)
----------------------------------------------------------------------------------------------------------------------------
Erroll B. Davis, Jr.     2000   $637,692    $895,200       $11,875          --         111,912    $196,711      $52,619
Chairman, President and  1999    580,000     440,220        12,526          --          77,657      84,870       53,188
Chief Executive Officer  1998    540,000       --           13,045          --          36,752       --          50,996
----------------------------------------------------------------------------------------------------------------------------

William D. Harvey        2000    264,615     206,541         4,234          --          21,063      47,474       42,230
Executive Vice           1999    254,423     116,535         4,565        $255,004      17,071      31,365       37,005
President                1998    233,846       --            4,699          --          11,406       --          21,642
----------------------------------------------------------------------------------------------------------------------------

James E. Hoffman         2000    264,615     233,147       --               --          21,063      47,474       22,094
Executive Vice           1999    254,423     159,350       --              255,004      17,071       --          24,625
President                1998    230,455       --          --               --          11,406       --          17,119
----------------------------------------------------------------------------------------------------------------------------

Eliot G. Protsch         2000    264,615     214,942         1,423          --          21,063      47,474       38,058
Executive Vice           1999    254,423     152,898         1,909         255,004      17,071      31,365       32,941
President                1998    233,846       --            2,443          --          11,406       --          18,065
----------------------------------------------------------------------------------------------------------------------------

Thomas M. Walker         2000    254,616     190,026       --               --          20,268      47,474        6,166
Executive Vice           1999    244,808     148,960       --               --          16,402       --           6,531
President & Chief        1998    229,846       --              814          --          11,406       --          15,026
Financial Officer
----------------------------------------------------------------------------------------------------------------------------

(1) No bonuses were paid for 1998. The 1999 bonuses were earned in 1999 and paid in 2000. The 2000 bonuses were earned in 2000 and paid in 2001.

(2) Other Annual Compensation for 2000 consists of income tax gross-ups for reverse split-dollar life insurance.

(3) In 1999, restricted stock was awarded under the Alliant Energy Corporation Long-Term Incentive Plan as follows: Mr. Harvey -- 9,294 shares,
    Mr. Hoffman -- 9,294 shares and Mr. Protsch -- 9,294 shares. Dividends on shares of restricted stock granted under the Long-Term Equity Incentive Plan are held in escrow and reinvested in shares of common stock pending vesting of the underlying restricted stock. If such restricted stock vests, then the participant is also entitled to receive the common stock into which the dividends on the restricted stock were reinvested. The amounts shown in the table above represent the market value of the restricted stock on the date of grant. The number of shares of restricted stock held by the officers identified in the table and the market value of such shares as of December 31, 2000 were as follows: Mr. Harvey -- 9,294 shares ($296,293), Mr. Hoffman -- 9,294 shares ($296,293) and Mr. Protsch -- 9,294 shares ($296,293).

(4) Awards made in 2000 were in combination with performance share awards as described in the table entitled "Long-Term Incentive Awards in 2000".

(5) The table below shows the components of the compensation reflected under this column for 2000:

------------------------------------------------------------------------------------------------------------------------------
         ERROLL B. DAVIS, JR.      WILLIAM D. HARVEY       JAMES E. HOFFMAN        ELIOT G. PROTSCH        THOMAS M. WALKER
------------------------------------------------------------------------------------------------------------------------------
  A.            $19,131                 $ 7,938                 $ 1,700                 $ 7,938                 $5,250
------------------------------------------------------------------------------------------------------------------------------

  B.             18,952                   8,524                       0                   7,956                      0
------------------------------------------------------------------------------------------------------------------------------

  C.             12,969                   5,345                       0                   1,852                      0
------------------------------------------------------------------------------------------------------------------------------

  D.              1,567                     320                     624                     209                    916
------------------------------------------------------------------------------------------------------------------------------

  E.                  0                  20,103                  19,770                  20,103                      0
------------------------------------------------------------------------------------------------------------------------------

 Total          $52,619                 $42,230                 $22,094                 $38,058                 $6,166
------------------------------------------------------------------------------------------------------------------------------

A.  Matching contributions to 401(k) Plan and Deferred Compensation Plan

B. Split-dollar life insurance reportable income (the split-dollar insurance premiums are calculated using the "foregone interest" method)

C.  Reverse split-dollar life insurance

D.  Life insurance coverage in excess of $50,000

E.  Dividends on restricted stock

                                 STOCK OPTIONS

The following table sets forth certain information concerning stock options granted during 2000 to the executives named below:

                          STOCK OPTION GRANTS IN 2000

------------------------------------------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION FOR
                                                INDIVIDUAL GRANTS                                 OPTION TERM(2)
                          --------------------------------------------------------------
                                            % OF TOTAL
                            NUMBER OF        OPTIONS
                            SECURITIES      GRANTED TO
                            UNDERLYING      EMPLOYEES      EXERCISE OR
                             OPTIONS        IN FISCAL       BASE PRICE      EXPIRATION
          NAME              GRANTED(1)         YEAR         ($/SHARE)          DATE             5%             10%
------------------------------------------------------------------------------------------------------------------------
Erroll B. Davis, Jr.         111,912           12.4%         $28.5938        1/18/10        $5,212,861      $8,300,513
------------------------------------------------------------------------------------------------------------------------

William D. Harvey             21,063            2.3%          28.5938        1/18/10           981,115       1,562,243
------------------------------------------------------------------------------------------------------------------------

James E. Hoffman              21,063            2.3%          28.5938        1/18/10           981,115       1,562,243
------------------------------------------------------------------------------------------------------------------------

Eliot G. Protsch              21,063            2.3%          28.5938        1/18/10           981,115       1,562,243
------------------------------------------------------------------------------------------------------------------------

Thomas M. Walker              20,268            2.3%          28.5938        1/18/10           944,083       1,503,278
------------------------------------------------------------------------------------------------------------------------

(1) Consists of non-qualified stock options to purchase shares of Company common stock granted pursuant to the Company's Long Term Equity Incentive Plan. Options were granted on January 19, 2000, and will have a three-year vesting schedule with one-third becoming exercisable on January 2, 2001, one-third becoming exercisable on January 2, 2002 and the final one-third becoming exercisable on January 2, 2003. Upon a "change in control" of the Company as defined in the Plan or upon retirement, disability or death of the option holder, the options will become immediately exercisable.

(2) The hypothetical potential appreciation shown for the named executives is required by rules of the Securities and Exchange Commission ("SEC"). The amounts shown do not represent the historical or expected future performance of the Company's common stock. In order for the named executives to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the Company's common stock would be $46.58 and $74.17, respectively, as of the expiration date of the options.

The following table provides information for the executives named below regarding the number and value of exercisable and unexercised options. None of the executives exercised options in fiscal 2000.

                       OPTION VALUES AT DECEMBER 31, 2000

------------------------------------------------------------------------------------------------------------
                             NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                          UNEXERCISED OPTIONS AT FISCAL YEAR END                AT YEAR END(1)
                          ----------------------------------------------------------------------------------
          NAME               EXERCISABLE        UNEXERCISABLE         EXERCISABLE          UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
Erroll B. Davis, Jr.           165,327             100,494              $363,360              $297,362
------------------------------------------------------------------------------------------------------------

William D. Harvey               44,258              19,732                95,168                57,607
------------------------------------------------------------------------------------------------------------

James E. Hoffman                29,808              19,732                49,539                57,607
------------------------------------------------------------------------------------------------------------

Eliot G. Protsch                44,258              19,732                95,168                57,607
------------------------------------------------------------------------------------------------------------

Thomas M. Walker                29,097              18,979                47,773                55,416
------------------------------------------------------------------------------------------------------------

(1) Based on the closing per share price of Company common stock on December 31, 2000 of $31.88.

                           LONG-TERM INCENTIVE AWARDS

The following table provides information concerning long-term incentive awards made to the executives named below in 2000.

                       LONG-TERM INCENTIVE AWARDS IN 2000

--------------------------------------------------------------------------------------------------------------
                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                                          NON-STOCK PRICE-BASED PLANS
                                   NUMBER OF      PERFORMANCE    ---------------------------------------------
                                    SHARES,        OR OTHER
                                   UNITS OR      PERIOD UNTIL
                                 OTHER RIGHTS     MATURATION       THRESHOLD        TARGET          MAXIMUM
             NAME                   (#)(1)         OR PAYOUT          (#)             (#)             (#)
--------------------------------------------------------------------------------------------------------------
Erroll B. Davis, Jr.                19,025          1/1/03           9,513          19,025          38,050
--------------------------------------------------------------------------------------------------------------

William D. Harvey                    3,707          1/1/03           1,854           3,707           7,414
--------------------------------------------------------------------------------------------------------------

James E. Hoffman                     3,707          1/1/03           1,854           3,707           7,414
--------------------------------------------------------------------------------------------------------------

Eliot G. Protsch                     3,707          1/1/03           1,854           3,707           7,414
--------------------------------------------------------------------------------------------------------------

Thomas M. Walker                     3,567          1/1/03           1,784           3,567           7,134
--------------------------------------------------------------------------------------------------------------

(1) Consists of performance shares awarded under the Company's Long-Term Equity Incentive Plan. The payout from the performance shares is based on two equally-weighted performance components: the Company's three-year Total Shareholder Return (TSR) relative to an investor-owned utility peer group, and annualized earnings per share growth versus internally set performance hurdles contained in the Alliant Energy Strategic Plan during the performance cycle ending December 31, 2002. Payouts are subject to modification pursuant to a performance multiplier that ranges from 0 to 2.00, and will be made in shares of Company common stock or a combination of common stock and cash.

                      CERTAIN AGREEMENTS AND TRANSACTIONS

Mr. Davis has an employment agreement with the Company, pursuant to which Mr. Davis will serve as the Chief Executive Officer of the Company until April 21, 2003. Mr. Davis also began serving as the Chairman of the Company effective April 21, 2000. Following the expiration of the initial term of Mr. Davis' employment agreement, his agreement will automatically renew for successive one-year terms, unless either Mr. Davis or the Company gives prior written notice of his or its intent to terminate the agreement. Mr. Davis will also serve as Chief Executive Officer of each subsidiary of the Company until at least April 21, 2001 and as a director of such companies during the term of his employment agreement. Pursuant to Mr. Davis' employment agreement, he is paid an annual base salary of not less than $450,000. Mr. Davis' current salary under his employment agreement is $685,000. Mr. Davis also has the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) and receive supplemental retirement benefits (including continued participation in the WP&L Executive Tenure Compensation Plan) and life insurance providing a death benefit of three times his annual salary. If the employment of Mr. Davis is terminated without cause (as defined in the employment agreement) or if Mr. Davis terminates his employment for good reason (as defined in the employment agreement), the Company or its affiliates will continue to provide the compensation and benefits called for by the employment agreement through the end of the term of such employment agreement (with incentive compensation based on the maximum potential awards and with any stock compensation paid in cash), and all unvested stock compensation will vest immediately. If Mr. Davis dies or becomes disabled, or terminates his employment without good reason, during the term of his respective employment agreement, the Company or its affiliates will pay to Mr. Davis or his beneficiaries or estate all compensation earned through the date of death, disability or such termination (including previously deferred compensation and pro rata incentive compensation based upon the maximum potential awards). If Mr. Davis is terminated for cause, the Company or its affiliates will pay his base salary through the date of termination plus any previously deferred compensation. Under Mr. Davis' employment agreement, if any payments thereunder constitute an excess parachute payment under the Internal Revenue Code (the "Code"), the Company will pay to Mr. Davis the amount necessary to offset the excise tax and any applicable taxes on this additional payment.

The Company currently has in effect key executive employment and severance agreements (the "KEESAs") with certain executive officers of the Company (including Messrs. Davis, Harvey, Hoffman, Protsch and Walker). The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within five years after a change in control of the Company (as defined in the KEESAs), the officer's employment is ended through
(i) termination by the Company, other than by reason of death or disability or for cause (as defined in the KEESAs), or (ii) termination by the officer due to a breach of the agreement by the Company or a significant change in the officer's responsibilities, or (iii) in the case of Mr. Davis' agreement, termination by Mr. Davis following the first anniversary of the change of control. The benefits provided are (i) a cash termination payment of two or three times (depending on which executive is involved) the sum of the officer's annual salary and his or her average annual bonus during the three years before the termination and (ii) continuation for up to five years of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination. Each KEESA for executive officers below the level of Executive Vice President provides that if any portion of the benefits under the KEESA or under any other agreement for the officer would constitute an excess parachute payment for purposes of the Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he or she could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess parachute payments, or which the Company may pay without loss of deduction under the Code. The KEESAs for the Chief Executive Officer and the Executive Vice Presidents (including Messrs. Davis, Harvey, Hoffman, Protsch and Walker) provide that if any payments thereunder or otherwise constitute an excess parachute payment, the Company will pay to the appropriate officer the amount necessary to offset the excise tax and any additional taxes on this additional payment. Mr. Davis' employment agreement as described above limits benefits paid thereunder to the extent that duplicate payments would be provided to him under his KEESA.

                     RETIREMENT AND EMPLOYEE BENEFIT PLANS

ALLIANT ENERGY CORPORATE SERVICES RETIREMENT PLANS

Salaried employees (including officers) of the Company are eligible to participate in a Retirement Plan maintained by Alliant Energy Corporate Services. In 1998, the Retirement Plan was amended to implement a cash balance format, thereby changing the benefit calculation formulas and adding a lump sum distribution option for eligible participants. The Alliant Energy Cash Balance Pension Plan bases a participant's defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Plan as of August 1, 1998, a starting account balance was created equal to the present value of the benefit accrued as of December 31, 1997, under the Plan's benefit formula prior to the change to a cash balance approach. That formula provided a retirement income based on years of credited service and final average compensation for the 36 highest consecutive months, with a reduction for a Social Security offset. In addition, individuals participating in the Plan as of August 1, 1998 received a special one-time transition credit amount equal to a specified percentage varying with age multiplied by credited service and base pay.

For 1998 and thereafter, a participant receives annual credits to the account equal to 5% of base pay (including certain incentive payments, pre-tax deferrals and other items), plus an interest credit on all prior accruals equal to 4% plus a share of the gain on the investment return on assets in the trust investment for the year.

The life annuity payable under the Plan is determined by converting the hypothetical account balance credits into annuity form. Individuals who were participants in the Plan on August 1, 1998 are in no event to receive any less than what would have been provided under the prior formula, had it continued, if they terminate on or before August 1, 2008, and do not elect to commence benefits before the age of 55.

All of the individuals listed in the Summary Compensation Table who participate in the Plan (Messrs. Davis, Protsch and Harvey) are "grandfathered" under the prior plan benefit formula. Since their estimated benefits under that formula are higher than under the Plan formula, utilizing current assumptions, their benefits would currently be determined by the prior plan benefit formula. The following table illustrates the estimated annual benefits payable upon retirement at age 65 under the prior formula based on average annual compensation and years of service. To the extent benefits under the Plan are limited by tax law, any excess will be paid under the Unfunded Excess Plan described below.

                             RETIREMENT PLAN TABLE

       AVERAGE       ANNUAL BENEFIT AFTER SPECIFIED YEARS IN PLAN
        ANNUAL       ---------------------------------------------
     COMPENSATION       15          20          25          30+
    --------------   ---------   ---------   ---------   ---------
      $  200,000     $ 55,000    $ 73,300    $ 91,700    $110,000
         300,000       82,500     110,000     137,500     165,000
         400,000      110,000     146,700     183,300     220,000
         500,000      137,500     183,300     229,100     275,000
         600,000      165,000     220,000     275,000     330,000
         700,000      192,500     256,700     320,800     385,000
         800,000      220,000     293,300     366,700     440,000
         900,000      247,000     330,000     412,500     495,000
       1,000,000      275,000     366,700     458,300     550,000
       1,100,000      302,500     403,300     504,100     605,000

For purposes of the Plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the foregoing Summary Compensation Table. Plan benefits depend upon length of Plan service (up to a maximum of 30 years), age at retirement and amount of compensation (determined in accordance with the Plan) and are reduced by up to 50% of Social Security benefits. The estimated benefits in the table above do not reflect the Social Security offset. The estimated benefits are computed on a straight-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Credited years of service under the Plan for covered persons named in the foregoing Summary Compensation Table are as follows: Erroll B. Davis, Jr., 21 years; Eliot
G. Protsch, 21 years; and William D. Harvey, 13 years.

IES INDUSTRIES PENSION PLAN

Prior to April 1998, Messrs. Hoffman and Walker participated in the IES Industries Inc. retirement plan (which plan has been transferred to Alliant Energy Corporate Services). Plan benefits payable to Messrs. Hoffman and Walker have been "grandfathered" to reflect the benefit plan formula in effect at that time. Since their estimated benefits under that formula are higher than under the Plan formula, utilizing current assumptions, their benefits would currently be determined by the prior plan benefit formula. The following table illustrates the estimated annual benefits payable upon retirement at age 65 under the prior formula for the average annual compensation and years of service. To the extent benefits under the Plan are limited by tax law, any excess will be paid under the Unfunded Excess Plan described below.

                               PENSION PLAN TABLE

       AVERAGE             ANNUAL BENEFIT AFTER SPECIFIED YEARS IN PLAN
        ANNUAL       ---------------------------------------------------------
     COMPENSATION       15          20          25          30          35
    --------------   ---------   ---------   ---------   ---------   ---------
       $200,000      $ 43,868    $ 58,490    $ 73,113    $ 87,735    $102,358
        300,000        67,118      89,490     111,863     134,235     156,608
        400,000        90,367     120,490     150,612     180,735     210,857
        500,000       113,618     151,490     189,363     227,235     265,108
        600,000       136,868     182,490     228,113     273,735     319,358

For purposes of the Plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the foregoing Summary Compensation Table. Plan benefits depend upon length of Plan service (up to a maximum of 35 years), age at retirement and amount of compensation (determined in accordance with the Plan). The estimated benefits are computed on a straight-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Credited years of service under the Plan for covered persons named in the foregoing Summary Compensation Table are as follows: Mr. Hoffman, five years and Mr. Walker, four years.

UNFUNDED EXCESS PLAN -- Alliant Energy Corporate Services maintains an Unfunded Excess Plan that provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee's retirement benefits exceed the qualified plan limits. The Unfunded Excess Plan provides an amount equal to the difference between the actual pension benefit payable under the pension plan and what such pension benefit would be if calculated without regard to any limitation imposed by the Code on pension benefits or covered compensation.

UNFUNDED EXECUTIVE TENURE COMPENSATION PLAN -- Alliant Energy Corporate Services maintains an Unfunded Executive Tenure Compensation Plan to provide incentive for key executives to remain in the service of the Company by providing additional compensation which is payable only if the executive remains with the Company until retirement (or other termination if approved by the Board of Directors). In the case of the Chief Executive Officer only, in the event that the Chief Executive Officer (1) is terminated under his employment agreement with the Company as described above other than for cause, death or disability (as those terms are defined in the employment agreement), (2) terminates his employment under the employment agreement for good reason (as such term is defined in the employment agreement), or (3) is terminated as a result of a failure of the employment agreement to be renewed automatically pursuant to its terms (regardless of the reason for such non-renewal), then for purposes of the plan, the Chief Executive Officer shall be deemed to have retired at age 65 and shall be entitled to benefits under the plan. Participants in the plan must be designated by the Chief Executive Officer of the Company and approved by its Board of Directors. Mr. Davis was the only active participant in the plan as of December 31, 2000. The plan provides for monthly payments to a participant after retirement (at or after age 65, or with Board approval, prior to age 65) for 120 months. The payments will be equal to 25% of the participant's highest average salary for any consecutive 36-month period. If a participant dies prior to retirement or before 120 payments have been made, the participant's beneficiary will receive monthly payments equal to 50% of such amount for 120 months in the case of death before retirement, or if the participant dies after retirement, 50% of such amount for the balance of the 120 months. Annual benefits of $160,000 would be payable to Mr. Davis upon retirement, assuming he continues in Alliant Energy Corporate Services' service until retirement at the same salary as was in effect on December 31, 2000.

ALLIANT ENERGY CORPORATE SERVICES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Company maintains an unfunded Supplemental Executive Retirement Plan to provide incentive for key executives to remain in the service of the Company by providing additional compensation which is payable only if the executive remains with the Company until retirement, disability or death. Participants in the plan must be approved by the Compensation and Personnel Committee of the Board. The plan provides for payments of 60% of the participant's average annual earnings (base salary and bonus) for the highest paid three years out of the last ten years of the participant's employment reduced by the sum of benefits payable to the officer from the officer's defined benefit plan and the Unfunded Excess Plan. The normal retirement date under the plan is age 62 with at least ten years of service and early retirement is at age 55 with at least ten years of service. If a participant retires prior to age 62, the 60% payment under the plan is reduced by 3% per year for each year the participant's retirement date precedes his/her normal retirement date. The actuarial reduction factor will be waived for senior officers who have attained age 55 and have a minimum of ten years of service in a senior executive position with the Company. Benefit payments under the plan will be made for the lifetime of the senior officer, with a minimum of 12 years of payments if the participant dies after retirement. A postretirement death benefit of one times the senior executive officer's final average earnings at the time of retirement will be paid to the designated beneficiary. Messrs. Davis, Harvey, Hoffman, Protsch and Walker are participants in this plan. The following table shows payments under the plan, assuming a minimum of ten years of service at retirement age.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE

       AVERAGE       ANNUAL BENEFIT AFTER SPECIFIED YEARS IN PLAN
        ANNUAL       ---------------------------------------------
     COMPENSATION         < 10 YEARS             > 10 YEARS*
    --------------   --------------------   ----------------------
      $  200,000               0                   $120,000
         300,000               0                    180,000
         400,000               0                    240,000
         500,000               0                    300,000
         600,000               0                    360,000
         700,000               0                    420,000
         800,000               0                    480,000
         900,000               0                    540,000
       1,000,000               0                    600,000
       1,100,000               0                    660,000

------------

* Reduced by the sum of the benefit payable from the applicable retirement or pension benefit plan and the Unfunded Excess Plan.

KEY EMPLOYEE DEFERRED COMPENSATION PLAN -- The Company maintains an unfunded Key Employee Deferred Compensation Plan under which participants may defer up to 100% of base salary or incentive compensation. Participants who have made the maximum allowed contribution to the Company-sponsored 401(k) Plan may receive an additional credit to the Deferred Compensation Plan. The credit will be equal to 50% of the lesser of (i) the amount contributed to the 401(k) Plan plus the amount deferred under this Plan, or (ii) 6% of base salary reduced by the amount of any matching contributions in the 401(k) Plan. The employee may elect to have his deferrals credited to an Interest Account or a Company Stock Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the A-Utility Bond Rate with a minimum return no less than the prime interest rate published in THE WALL STREET JOURNAL. Deferrals and matching contributions credited to the Company Stock Account are treated as though invested in the common stock of the Company and will be credited with dividends and those dividends will be reinvested. The shares of common stock identified as obligations under the plan as of December 31, 2000 are held in a rabbi trust established in 2000. Payments from the plan may be made in a lump sum or in annual installments for up to ten years at the election of the participant. Participants are selected by the Chief Executive Officer of Alliant Energy Corporate Services. Messrs. Davis, Harvey, Protsch and Walker participate in the plan.

                    REPORT OF THE COMPENSATION AND PERSONNEL
                      COMMITTEE ON EXECUTIVE COMPENSATION

TO OUR SHAREOWNERS:

The Compensation and Personnel Committee (the "Committee") of the Board of Directors of the Company is currently comprised of four non-employee directors. The Committee assesses the effectiveness and competitiveness of, approves the design of, and administers executive compensation programs within a consistent total compensation framework for the Company. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters. To support the Committee in carrying out its mission, an independent consultant is engaged to provide assistance to the Committee.

The Committee is committed to implementing an overall compensation program for executives that furthers the Company's mission. Therefore, the Committee adheres to the following compensation policies, which are intended to facilitate the achievement of the Company's business strategies:

    - Total compensation should enhance the Company's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives, upon whom, in large part, the successful operation and management of the Company depends.

    - Base salary levels should be targeted at a competitive market range paid to executives of comparable companies. Specifically, the Committee targets the median (50th percentile) of base salaries paid by a selected group of utility and general industry companies.

    - Incentive compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is consistent with meeting predetermined Company, subsidiary, business unit and individual performance goals. In addition, incentive levels are targeted at the median (50th percentile) of incentive compensation paid by a selected group of utility and general industry companies.

COMPONENTS OF COMPENSATION

The major elements of the Company's executive compensation program are base salary, short-term (annual) incentives and long-term (equity) incentives. These elements are addressed separately below. In setting the level for each major component of compensation, the Committee considers all elements of an executive's total compensation package, including employee benefit and perquisite programs. The Committee's goal is to provide an overall compensation package for each executive officer that is competitive to the packages offered other similarly situated executives. The Committee has determined that total executive compensation, including that for Mr. Davis, is in line with competitive compensation of the comparison group of companies.

BASE SALARIES

The Committee annually reviews each executive's base salary. Base salaries are targeted at a competitive market range (i.e., at the median level) when comparing both utility and non-utility (general industry) data. Base salaries are adjusted annually by the Committee to recognize changes in the market, varying levels of responsibility, prior experience and breadth of knowledge. Increases to base salaries are driven primarily by market adjustments for a particular salary level, which generally limit across-the-board increases. Individual performance factors are not considered by the Committee in setting base salaries. The Committee reviewed executive salaries for market comparability using utility and general industry data contained in compensation surveys published by Edison Electric Institute, American Gas Association and several compensation consulting firms. Based on the foregoing, the annual salary for Mr. Davis was fixed at $640,000 for the 2000 fiscal year.

SHORT-TERM INCENTIVES

The goal of the Company's short-term (annual) incentive programs is to promote the Committee's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash or stock based bonuses based on the achievement of corporate, subsidiary, business unit and individual performance goals. Annual bonus opportunities allow the Committee to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Committee on an annual basis reviews and approves the programs' performance goals and the relative weight assigned to each goal as well as targeted and maximum award levels. A description of the short-term incentive programs available during 2000 to executive officers follows.

ALLIANT ENERGY CORPORATION MANAGEMENT INCENTIVE COMPENSATION PLAN -- In 2000, the Alliant Energy Corporation Management Incentive Compensation Plan (the "MICP") covered executives and was based on achieving annual targets in corporate performance that included earnings per share ("EPS"), safety and environmental targets for the utility businesses, and business unit and individual performance goals. Target and maximum bonus awards under the MICP in 2000 were set at the median of the utility and general industry market levels. Targets were considered by the Committee to be achievable, but required above-average performance from each of the executives. The level of performance achieved in each category determines actual payment of bonuses, as a percentage of annual salary. Weighting factors are applied to the percentage achievement under each category to determine overall performance. If a pre-determined EPS target is not met, there is no bonus payment associated with the MICP. If the threshold performance for any other performance target is not reached, there is no bonus payment associated with that particular category. Once the designated maximum performance is reached, there is no additional payment for performance above the maximum level. The actual percentage of salary paid as a bonus, within the allowable range, is equal to the weighted average percent achievement for all the performance categories. Potential MICP awards range from 0% to 90% of annual salary for eligible executives other than Mr. Davis. The amounts paid under the MICP to eligible officers included in the Summary Compensation Table are reflected in that table.

In 2000, Mr. Davis was covered by the MICP. Awards for Mr. Davis under the MICP in 2000 were based on corporate and strategic goal achievement in relation to predetermined goals. For each plan year, the Committee determines the performance apportionment for Mr. Davis. In 2000, that apportionment was 70% for corporate performance and 30% for strategic goal performance. Corporate performance is measured based on Company-wide EPS and environmental and safety targets established at the beginning of the year. Strategic goals are measured based on the achievement of certain specific goals, which included strategy development and implementation, established for Mr. Davis by the Committee. The 2000 MICP award range for Mr. Davis was from 0% to 150% of annual salary. The award earned by Mr. Davis under the MICP for 2000 is set forth in the Summary Compensation Table under the heading "Bonus".

LONG-TERM INCENTIVES

The Committee strongly believes compensation for executives should include long-term, at-risk pay to strengthen the alignment of the interests of the shareowners and management. In this regard, the Alliant Energy Corporation Long-Term Equity Incentive Plan permits grants of stock options, restricted stock and performance unit/shares with respect to the Company's common stock. The Committee believes the Long-Term Equity Incentive Plan balances the Company's existing compensation programs by emphasizing compensation based on the long-term successful performance of the Company from the perspective of the shareowners. A description of the long-term incentive programs available during 2000 to executive officers under the Long-Term Equity Incentive Plan is set forth below.

ALLIANT ENERGY CORPORATION LONG-TERM INCENTIVE PROGRAM -- The Alliant Energy Corporation Long-Term Incentive Program covered executives and consisted of the following components in 2000: stock options and performance shares. Stock options provide a reward that is directly tied to the benefit shareowners receive from increases in the price of the Company's common stock. The payout from the performance shares is based on two equally-weighted performance components: the Company's three-year total return to shareowners relative to an investor-owned utility peer group, and annualized EPS growth versus internally set performance hurdles contained in the Alliant Energy Strategic Plan. Thus, the two components of the Long-Term Incentive Program (i.e., stock options and performance shares) provide incentives for management to produce superior shareowner returns on both an absolute and relative basis. During 2000, the Committee made a grant of stock options and performance shares to various executive officers, including Messrs. Davis, Harvey, Hoffman, Protsch and Walker. All option grants had per share exercise prices equal to the fair market value of a share of Company common stock on the date the grants were approved. Options vest on a one-third basis at the beginning of each calendar year after grant and have a ten-year term from the date of the grant. Executives in the Alliant Energy Corporation Long-Term Equity Incentive Program were also granted performance shares. Performance shares will be paid out in shares of the Company's common stock or cash. The award will be modified by a performance multiplier, which ranges from 0 to 2.00 based on Company performance.

In determining actual award levels under the Alliant Energy Corporation Long-Term Equity Incentive Program, the Committee was primarily concerned with providing a competitive total compensation level to officers. As such, award levels (including awards made to Mr. Davis) were based on a competitive analysis of similarly sized utility companies that took into consideration the market level of long-term incentives, as well as the competitiveness of the total compensation package. Award ranges, as well as individual award levels, were then established based on responsibility level and market competitiveness. No corporate or individual performance measures were reviewed in connection with the awards of options and performance shares. Award levels were targeted to the median of the range of such awards paid by comparable companies. The Committee did not consider the amounts of options and performance shares already outstanding or previously granted when making awards for 2000. Mr. Davis' awards in 2000 under the Long-Term Incentive Program are shown in the Stock Option Grants in 2000 Table and the Long-Term Incentive Awards in 2000 Table.

STOCK OWNERSHIP GUIDELINES

In January 1999, the Company established stock ownership guidelines for executive officers as a way to better align the financial interests of its officers with those of its shareowners. These officers are expected to make continuing progress towards compliance with these guidelines and to comply fully with the guidelines within five years of implementation. Officers are required to own stock with a value equal to a specified multiple of their base salaries. Under these guidelines, the requisite multiples are three for the Chief Executive Officer and Executive Vice Presidents and 1.5 for Vice Presidents. The Chief Executive Officer retains the right to grant special dispensation for hardship, promotions or new hires.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based on the Committee's commitment to link compensation with performance as described in this report, the Committee currently intends to qualify future compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) except in limited appropriate circumstances.

CONCLUSION

The Committee believes the existing executive compensation policies and programs provide the appropriate level of competitive compensation for the Company's executives. In addition, the Committee believes that the long and short term performance incentives effectively align the interests of executives and shareowners toward a successful future for the Company.

COMPENSATION AND PERSONNEL COMMITTEE*

Arnold M. Nemirow (Chair)
Alan B. Arends
Judith D. Pyle
Anthony R. Weiler

* Members of the Compensation and Personnel Committee on December 31, 2000 who approved this Report.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the "Committee") of the Board of Directors of the Company is composed of five independent directors, each of whom is independent as defined in the New York Stock Exchange's listing standards. The Committee operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Exhibit A. The Committee recommends to the Board of Directors the selection of the Company's independent auditors.

The Company's management ("management") is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Company's independent auditors have provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors independence. The fees to the independent auditors for 2000 were as follows:

Audit Fees..................  $  840,000
Financial Information
Systems Design and
Implementation Fees.........           0
All Other Fees..............   1,145,000

The Committee discussed with the Company's internal and independent auditors the overall scopes and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company' financial reporting.

Based on the Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

AUDIT COMMITTEE

Jack B. Evans (Chair)
Alan B. Arends
Katharine C. Lyall
Milton E. Neshek
Judith D. Pyle

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Rules of the SEC require that the Company show a graphical comparison of the total return on its common stock for the last five fiscal years with the total returns of a broad market index and a more narrowly focused industry or group index. (Total return is defined as the return on common stock including dividends and stock price appreciation, assuming reinvestment of dividends.) The Company has selected the Standard & Poors (S&P) 500 Index for the broad market index and the S&P Utility Index as the industry index. These indices were selected because of their broad availability and recognition. The following chart compares the total return of an investment of $100 in Company common stock on December 31, 1995, with like returns for the S&P 500 and S&P Utilities indices. Pursuant to SEC rules, the table reflects only information regarding the common stock of the Company (formerly known as WPL Holdings, Inc.).

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                           ALLIANT ENERGY CORPORATION

                                    [GRAPH]

------------------------------------------------------------------------------------
                                                    DECEMBER 31,
                                ----------------------------------------------------
                                 1995     1996     1997     1998     1999     2000
------------------------------------------------------------------------------------

Alliant Energy Corporation
(LNT)                           $100.00  $ 98.00  $123.79  $128.60  $117.59  $145.94
------------------------------------------------------------------------------------

S&P Utilities Index              100.00    98.14   116.40   128.16   112.16   173.07
------------------------------------------------------------------------------------

S&P 500 Index                    100.00   120.26   157.56   199.57   238.54   214.36
------------------------------------------------------------------------------------

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

The Company's directors, its executive officers and certain other officers are required to report their ownership of the Company's common stock and subsidiary preferred stock and any changes in that ownership to the SEC and the New York Stock Exchange. To the best of the Company's knowledge, all required filings in 2000 were properly made in a timely fashion. In making the above statements, the Company has relied on the representations of the persons involved and on copies of their reports filed with the SEC.

                                            By Order of the Board of Directors

                                            /s/ Edward M. Gleason

                                            Edward M. Gleason
                                            Vice President -- Treasurer
                                            and Corporate Secretary

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors in accordance with the requirements of the New York Stock Exchange listing standards. All members of the Committee shall be financially literate and at least one member of the Committee shall have accounting or related financial management expertise. The Chair and the members of the Audit Committee shall be elected annually by a majority vote of the members of the Board of Directors. The Audit Committee shall meet at the call of any one of its members, but in no event shall it meet less than twice a year. Subsequent to each Audit Committee meeting, a report of the actions taken by the Audit Committee shall be made to the Board of Directors.

The Audit Committee will review and update this Charter periodically, at least annually, as conditions dictate.

The functions and responsibilities of the Audit Committee shall be to:

     1. Evaluate the performance of independent auditors and recommend to the Board of Directors the appointment of the independent auditors, who are ultimately accountable to the Audit Committee and the Board. Where appropriate, recommend that the Board of Directors replace the independent auditors.

     2. Discuss with the independent auditors the scope of their audit.

     3. Discuss with the independent auditors and management the Company's accounting principles, policies and practices and its reporting policies and practices.

     4. Review and discuss with the independent auditors and Company management the Company's audited annual financial statements and the results of the annual audit. Determine whether to recommend to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

     5. Consider the independent auditors' judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     6. Discuss with the independent auditors and the Company's internal auditor the adequacy of the Company's or any of its subsidiaries accounting, financial and operational controls.

     7. Discuss with the Company's internal auditor the scope and results of internal audits and initiate such accounting principles, policies and practices, and reporting policies and practices as it may deem necessary or proper.

     8. Consider whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors independence.

     9. Annually review and verify the effectiveness of the Company's Legal Compliance Program.

    10. Annually review and verify the effectiveness of the Company's Risk Management Program including the use of financial derivative instruments.

    11. As a whole, or through the Audit Committee Chair, review with the independent auditors the Company's interim financial results included in the Quarterly Reports on Form 10-Q prior to filing with the Securities and Exchange Commission.

    12. Submit appropriate reports required by the SEC to the shareowners in the Company's annual proxy statements and provide appropriate certification to the NYSE as required.

    13. Ensure that the independent auditors submit periodic reports to the Audit Committee delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1; discuss such reports with the independent auditors; and recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the independent auditors.

    14. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

While the Audit Committee has the responsibilities and functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

                                          [ALLIANT ENERGY LOGO]

                                          WE'RE ON FOR YOU.


(C) 2001 Alliant Energy

[ALLIANT ENERGY LOGO]

                                         Shareowner Services
                                         P.O. Box 2568
                                         Madison, WI 53701-2568

                                         SHAREOWNER INFORMATION NUMBERS

                                         Local Madison, WI......1-608-252-3110
                                         All Other Areas........1-800-356-5343

Thank you for being an Alliant Energy shareowner.

Please take a moment now to vote your shares for the upcoming Annual Meeting of Shareowners. You can access our home page at www.alliant-energy.com to view the Annual Report and Proxy Statement. You can vote in one of four ways:

OPTION #1:  VOTE BY TELEPHONE: Call TOLL FREE 1-800-660-7580 using a touch tone phone 24 HOURS A DAY, 7 DAYS A WEEK. You will be asked to enter the Control Number below.

            If you wish to vote "For All Directors" as recommended by the Board of Directors, simply press 1. Please wait for your confirmation. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. THERE IS NO CHARGE FOR THIS CALL.

                        --------------------------------
                            Your Control Number is:

[TELEPHONE ICON]                                           [PC ICON]

                         For Telephone/Internet Voting
                        --------------------------------

(Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.)

OPTION #2:  VOTE BY INTERNET: Access WWW.PROXYVOTING.COM/ALLIANT and by using the Control Number above, respond to a few simple prompts.

OPTION #3:  VOTE BY FAX: Please mark, sign, date and FAX this proxy card to
            608-252-3321.

OPTION #4:  VOTE BY MAIL: If you do not desire to vote by touch tone phone,
            Internet or fax, please mark, sign, date and return the proxy card below.

            YOUR TELEPHONE, INTERNET OR FAX vote must be received by 5 p.m. CST on May 21, 2001 to be counted in the final tabulation.

     (IF YOU VOTE BY TELEPHONE, INTERNET OR FAX, PLEASE DO NOT MAIL THIS CARD.)
       Please Fold and Detach Proxy Card at Perforation if Voting by Mail.
-----------------------------------------------------------------------------

                                     PROXY

/ / I (WE) WILL ATTEND THE ANNUAL MEETING.

/ / I (WE) CONSENT TO ACCESS FUTURE NOTICES OF ANNUAL MEETINGS, PROXY STATEMENTS
    AND ANNUAL REPORTS ELECTRONICALLY ON THE INTERNET, INSTEAD OF RECEIVING THESE MATERIALS BY MAIL.

P
R
O
X
Y

Indicate your vote by an (x) in the appropriate boxes.

ELECTION OF DIRECTORS:

                     For All      Withhold for All           For All Except*
Nominees for terms
ending in 2004:        / /              / /                        / /


01 JACK B. EVANS
02 JOYCE L. HANES
03 DAVID A. PERDUE
04 JUDITH D. PYLE

(*) TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE AND MARK AN (X) IN THE "For All Except" BOX.


PLEASE DATE AND SIGN YOUR NAME(S) EXACTLY AS SHOWN ABOVE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

_________________________________________
Signature                       Date

_________________________________________
Signature

Important: When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In the case of JOINT HOLDERS, all should sign.

                      "E" IS FOR EASY...AND ELECTRONIC

To access the Annual Report and Proxy Statement on the Internet, please open our site at WWW.PROXYVOTING.COM/ALLIANT. We encourage you to check out our site to see how easy and convenient it is. Click on the Annual Report button for the Annual Report/Proxy Statement. You may print or just view these materials. Electronic methods cut down on your paperwork. They also reduce our printing and postage costs which achieves greater shareowner value. If you would like electronic access to these reports next year and not receive them by mail, be sure to indicate this when you vote.

Remember, whether or not you are attending the meeting, WE ENCOURAGE you to vote your shares and again thank you for being an Alliant Energy Shareowner.

*******************************************************************************

                           WHERE AND WHEN

You are invited to attend the Annual Meeting of Shareowners on Wednesday, May 23, 2001 at 1:00 p.m. at the Alliant Energy Center of Dane County, 1919 Alliant Energy Center Way, Madison, Wisconsin. A light refreshment will be served following the meeting.

*******************************************************************************

                        ALLIANT ENERGY CORPORATION
                             P.O. BOX 2568
                          MADISON WI 53701-2568

                  ANNUAL MEETING OF SHAREOWNERS - MAY 23, 2001

         The undersigned appoints Erroll B. Davis, Jr., and Edward M. Gleason, or either of them, attorneys and proxies, with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the "Company"), held of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Shareowner Direct Plan and ISU Employee Stock Ownership Plan) at the close of business on March 27, 2001, at the Annual Meeting of Shareowners of the Company to be held at the Alliant Energy Center of Dane County in Madison, Wisconsin on May 23, 2001 at 1:00 p.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated April 3, 2001 and accompanying Proxy Statement, subject to any directions indicated on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIANT ENERGY CORPORATION. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREOWNER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE "FOR" THE ELECTION OF ALL LISTED NOMINEES.

[ALLIANT ENERGY LOGO]

                                         Shareowner Services
                                         P.O. Box 2568
                                         Madison, WI 53701-2568

                                         SHAREOWNER INFORMATION NUMBERS

                                         Local Madison, WI......1-608-252-3110
                                         All Other Areas........1-800-356-5343

Thank you for being an Alliant Energy shareowner.

Please take a moment now to vote your shares for the upcoming Annual Meeting of Shareowners. You can access our home page at www.alliant-energy.com to view the Annual Report and Proxy Statement. You can vote in one of three ways:

OPTION #1:  VOTE BY TELEPHONE: Call TOLL FREE: 1-800-660-7909 using a touch tone phone 24 HOURS A DAY, 7 DAYS A WEEK. You will be asked to enter the Control Number below.

            If you wish to vote "For All Directors" as recommended by the Board of Directors, simply press 1. Please wait for your confirmation. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. THERE IS NO CHARGE FOR THIS CALL.

                        --------------------------------
                            Your Control Number is:

[TELEPHONE ICON]                                           [PC ICON]

                         For Telephone/Internet Voting
                        --------------------------------

(Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you had marked, signed, and returned your proxy card.)

OPTION #2:  VOTE BY INTERNET: Access WWW.PROXYVOTING.COM/ALLIANTEMP and by
            using the Control Number above, respond to a few simple prompts.

OPTION #3:  VOTE BY MAIL: If you do not desire to vote by touch tone phone or
            Internet, please mark, sign, date and return the proxy card below.

       YOUR TELEPHONE OR INTERNET vote must be received by 5 p.m. CST on May 21, 2001 to be counted in the final tabulation.

   (IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL THIS CARD.)
       Please Fold and Detach Proxy Card at Perforation if Voting by Mail.
-------------------------------------------------------------------------------

ALLIANT ENERGY CORPORATION                     CONFIDENTIAL VOTING INSTRUCTIONS

THESE CONFIDENTIAL VOTING INSTRUCTIONS ARE TO AMERICAN EXPRESS TRUST COMPANY, AS TRUSTEE FOR THE ALLIANT ENERGY CORPORATION 401(k) SAVINGS PLAN (THE "PLAN"), AND ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIANT ENERGY CORPORATION FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 23, 2001.

The undersigned, as a participant in the Plan, hereby directs the Trustee to vote (in person or by proxy) the number of shares of Alliant Energy Corporation common stock credited to the undersigned's account under the Plan at the Annual Meeting of Shareowners to be held on Wednesday, May 23, 2001 at 1:00 p.m. at the Alliant Energy Center of Dane County in Madison, Wisconsin, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, described in the proxy statement, subject to any directions indicated on the reverse side of the card.


                                   Sign here as name appears to the left:

                                   _________________________________________

                                   Please sign exactly as name appears hereon.
                                   When signing as attorney, executor,
                                   administrator, trustee, guardian, etc.,
                                   give full title as such.

                                   Date _____________________ , 2001

                   "E" IS FOR EASY...AND ELECTRONIC

To access the Annual Report and Proxy Statement on the Internet, please open our site at WWW.PROXYVOTING.COM/ALLIANTEMP. We encourage you to check out our site to see how easy and convenient it is. Click on the Annual Report button for the Annual Report/Proxy Statement. You may print or just view these materials. Electronic methods cut down on your paperwork. They also reduce our printing and postage costs which achieves greater shareowner value.

Remember, whether or not you are attending the meeting, WE ENCOURAGE you to vote your shares and again thank you for being an Alliant Energy Shareowner.

*******************************************************************************

                            WHERE AND WHEN

You are invited to attend the Annual Meeting of Shareowners on Wednesday, May 23, 2001 at 1:00 p.m. at the Alliant Energy Center of Dane County, 1919 Alliant Energy Center Way, Madison, Wisconsin. A light refreshment will be served following the meeting.

*******************************************************************************

    THESE INSTRUCTIONS MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
      PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.

The Trustee is directed to vote as specified below (or if no specification is made) "FOR" the election of all listed nominees. To vote in accordance with the Board of Directors' recommendations, just sign on the reverse side without checking any boxes. If you fail to sign and return these instructions, the Trustee will vote all shares deemed credited to your account as directed by the Total Compensation Committee.

ALTHOUGH THE TRUSTEE MAKES NO RECOMMENDATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES.

Indicate your vote by an (x) in the appropriate box.

    Election of Directors:

        Nominees for the terms ending in 2004:

(01) Jack B. Evans, (02) Joyce L. Hanes, (03) David A. Perdue,
(04) Judith D. Pyle

/ / FOR all nominees listed above (except as listed to the contrary below).

/ / WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee's name below:

-------------------------------------------------------------------------------